Exhibit 3.1
BY-LAWS

of

CHEVRON CORPORATION

As Amended December 11, 2013

ARTICLE I.

The Board of Directors

SECTION 1. Authority of Board. The business and affairs of Chevron Corporation (herein called the "Corporation") shall be managed by or under the direction of the Board of Directors (the "Board") or, if authorized by the Board, by or under the direction of one or more committees thereof, to the extent permitted by law and by the Board. Except as may be otherwise provided by law or these By-Laws or, in the case of a committee of the Board, by applicable resolution of the Board or such committee, the Board or any committee thereof may act by unanimous written consent or, at an authorized meeting at which a quorum is present, by the vote of the majority of the Directors present at the meeting. Except as may be otherwise provided by law, the Board shall have power to determine from time to time whether, and if allowed, when and under what conditions and regulations any of the accounts and books of the Corporation shall be open to inspection.

SECTION 2. Number of Directors; Vacancies. The authorized number of Directors who shall constitute the Board shall be fixed from time to time by resolution of the Board approved by at least a majority of the Directors then in office, provided that no such resolution other than a resolution to take effect as of the next election of Directors by the stockholders shall have the effect of reducing the authorized number of Directors to less than the number of Directors in office as of the effective time of the resolution.

Whenever there shall be fewer Directors in office than the authorized number of Directors, the Board may, by resolution approved by a majority of the Directors then in office, choose one or more additional Directors, each of whom shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected.

SECTION 3. Authorized Meetings of the Board. The Board shall have authority to hold annual, regular and special meetings. An annual meeting of the Board may be held immediately after the conclusion of the annual meeting of the stockholders. Regular meetings of the Board may be held at such times as the Board may determine. Special meetings may be held if called by the Chairman of the Board, a Vice-Chairman of the Board, or by at least one third of the Directors then in office.

Notice of the time or place of a meeting may be given in person or by telephone by any officer of the Corporation, or transmitted electronically to the Director's home or office, or entrusted to a third party company or governmental entity for delivery to the Director's business address. Notice of annual or regular meetings is required only if the time for the meeting is changed or the meeting is not to be held at the principal executive offices of the Corporation. When notice is required, it shall be given not less than four hours prior to the time fixed for the meeting; provided, however, that if notice is transmitted electronically or entrusted to a third party for delivery, the electronic transmission shall be effected or the third party shall promise delivery by not later than the end of the day prior to the day fixed for the meeting. The Board may act at meetings held without required notice if all Directors consent to the holding of the meeting before, during or after the meeting.

At all meetings of the Board, a majority of the Directors then in office shall constitute a quorum for all purposes. If any meeting of the Board shall lack a quorum, a majority of the Directors present may adjourn the meeting from time to time, without notice, until a quorum is obtained.

SECTION 4. Committees. The Board may, by resolution approved by at least a majority of the authorized number of Directors, establish committees of the Board with such powers, duties and rules of procedure as may be provided by the resolutions of the Board establishing such committees. Any such committee shall have a secretary and report its actions to the Board.

SECTION 5. Compensation. Directors who are not also employees of the Corporation shall be entitled to such compensation for their service on the Board or any committee thereof as the Board may from time to time determine.

ARTICLE II

Officers

SECTION 1. Executive Committee. The Board may, by resolution approved by at least a majority of the authorized number of Directors, establish and appoint one or more officers of the Corporation to constitute an Executive Committee (the "Executive Committee"), which, under the direction of the Board and subject at all times to its control, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, except as may be provided in the resolution establishing the Executive Committee or in another resolution of the Board or by the General Corporation Law of the State of Delaware. The Executive Committee shall have a secretary and report its actions to the Board.

SECTION 2. Designated Officers. The officers of the Corporation shall be elected by, and serve at the pleasure of, the Board and shall consist of a Chairman of the Board, a Chief Executive Officer and a Secretary and such other officers, including, without limitation, one or more Vice-Chairmen of the Board, a Vice‑President and Chief Financial Officer, a Vice‑President and General Counsel, one or more other Vice-Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Comptroller and a General Tax Counsel, as may be elected by the Board to hold such offices or such other offices as may be created by resolution of the Board.

SECTION 3. Chairman of the Board. The Chairman of the Board shall be elected each year by the Board at the meeting held immediately following the Annual Meeting of Stockholders. The Chairman shall preside at meetings of the stockholders and the Board, and shall have such other powers and perform such other duties as may from time to time be granted or assigned by the Board. In the Chairman’s absence, a Vice-Chairman of the Board, as designated and available, shall preside at meetings of the stockholders and the Board.

SECTION 4. Chief Executive Officer. The Chief Executive Officer shall be a member of the Board and shall have general charge and supervision of the business of the Corporation, shall preside at meetings of the Executive Committee, and shall have such other powers and duties as may from time to time be granted or assigned by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board. In the Chief Executive Officer’s absence, a Vice-Chairman of the Board, as designated and available, shall preside at meetings of the Executive Committee. If so elected, the Chief Executive Officer may also serve as Chairman or Vice-Chairman of the Board.

SECTION 5. Vice-Chairman of the Board. A Vice-Chairman of the Board shall be a member of the Board and a Vice-Chairman of the Executive Committee, and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

SECTION 6. Vice‑President and Chief Financial Officer. The Vice‑President and Chief Financial Officer shall consider the adequacy of, and make recommendations to the Board and Executive Committee concerning, the capital resources available to the Corporation to meet its projected obligations and business plans; report periodically to the Board on financial results and trends affecting the business; and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

SECTION 7. Vice‑President and General Counsel. The Vice‑President and General Counsel shall supervise and direct the legal affairs of the Corporation and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

SECTION 8. Vice-Presidents. In the event of the absence or disability of the Chairman of the Board and the Vice-Chairmen of the Board, one of the Vice-Presidents may be designated by the Board to exercise their powers and perform their duties, and the Vice-Presidents shall have such other powers and perform such other duties as may from time to time be granted or assigned to them by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

SECTION 9. Secretary. The Secretary shall keep full and complete records of the proceedings of the Board, the Executive Committee and the meetings of the stockholders; keep the seal of the Corporation, and affix the same to all instruments which may require it; have custody of and maintain the Corporation's stockholder records; and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

SECTION 10. Assistant Secretaries. The Assistant Secretaries shall assist the Secretary in the performance of his duties and shall have such other powers and perform such other duties as may from time to time be granted or assigned to them by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

SECTION 11. Treasurer. The Treasurer shall have custody of the funds of the Corporation and deposit and pay out such funds, from time to time, in such manner as may be prescribed by, or be in accordance with the direction of, the Board, and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

SECTION 12. Assistant Treasurers. The Assistant Treasurers shall assist the Treasurer in the performance of his duties and shall have such other powers and perform such other duties as may from time to time be granted or assigned to them by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

SECTION 13. Comptroller. The Comptroller shall be the principal accounting officer of the Corporation and shall have charge of the Corporation's books of accounts and records; and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

SECTION 14. General Tax Counsel. The General Tax Counsel shall supervise and direct the tax matters of the Corporation and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

SECTION 15. Other Officers. Any other elected officer shall have such powers and perform such duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

SECTION 16. Powers of Attorney. Whenever an applicable statute, decree, rule or regulation requires a document to be subscribed by a particular officer of the Corporation, such document may be signed on behalf of such officer by a duly appointed attorney-in-fact, except as otherwise directed by the Board or the Executive Committee or limited by law.

SECTION 17. Compensation. The officers of the Corporation shall be entitled to compensation for their services. The amounts and forms of compensation which each of such officers shall receive, and the manner and times of its payment, shall be determined by, or be in accordance with the direction of, the Board.

ARTICLE III
Stock and Stock Certificates

SECTION 1. Stock. The Board or, to the extent permitted by the General Corporation Law of the State of Delaware, any committee of the Board expressly so authorized by resolution of the Board may authorize from time to time the issuance of new shares of the Corporation's Common Stock ("Common Stock") or any series of Preferred Stock ("Preferred Stock"), for such lawful consideration as may be approved by the Board or such committee, up to the limit of authorized shares of Common Stock or such series of Preferred Stock. The Board, the Executive Committee or any committee of the Board expressly so authorized by resolution of the Board may authorize from time to time the purchase on behalf of the Corporation for its treasury of issued and outstanding shares of Common Stock or Preferred Stock and the resale, assignment or other transfer by the Corporation of any such treasury shares.

SECTION 2. Stock Certificates. Shares of Stock of the Corporation shall be uncertificated and shall not be represented by certificates, except to the extent as may be required by applicable law or as may otherwise be authorized by the Secretary or an Assistant Secretary. Notwithstanding the foregoing, shares of Stock represented by a certificate and issued and outstanding on August 1, 2005 shall remain represented by a certificate until such certificate is surrendered to the Corporation.

In the event shares of Stock are represented by certificates, such certificates shall be registered upon the books of the Corporation and shall be signed by the Chairman of the Board, a Vice-Chairman of the Board or a Vice-President, together with the Secretary or an Assistant Secretary of the Corporation, shall bear the seal of the Corporation or a facsimile thereof, and shall be countersigned by a Transfer Agent and the Registrar for the Stock, each of whom shall by resolution of the Board be appointed with authority to act as such at the pleasure of the Board. No certificate for a fractional share of Common Stock shall be issued. Certificates of Stock signed by the Chairman of the Board, a Vice-Chairman of the Board or a Vice-President, together with the Secretary or an Assistant Secretary, being such at the time of such signing, if properly countersigned as set forth above by a

Transfer Agent and the Registrar, and if regular in other respects, shall be valid, whether such officers hold their respective positions at the date of issue or not. Any signature or countersignature on certificates of Stock may be an actual signature or a printed or engraved facsimile thereof.

SECTION 3. Lost or Destroyed Certificates. The Board or the Executive Committee may designate certain persons to authorize the issuance of new certificates of Stock or uncertificated shares to replace certificates alleged to have been lost or destroyed, upon the filing with such designated persons of both an affidavit or affirmation of such loss or destruction and a bond of indemnity or indemnity agreement covering the issuance of such replacement certificates or uncertificated shares, as may be requested by and be satisfactory to such designated persons.

SECTION 4. Stock Transfers. Transfer of shares of Stock represented by certificates shall be made on the books of the Corporation only upon the surrender of a valid certificate or certificates for not less than such number of shares, duly endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. Transfer of uncertificated shares of Stock shall be made on the books of the Corporation upon receipt of proper transfer instructions from the registered owner of the uncertificated shares, an instruction from an approved source duly authorized by such owner or from an attorney lawfully constituted in writing. The Corporation may impose such additional conditions to the transfer of its Stock as may be necessary or appropriate for compliance with applicable law or to protect the Corporation, a Transfer Agent or the Registrar from liability with respect to such transfer.

SECTION 5. Stockholders of Record. The Board may fix a time as a record date for the determination of stockholders entitled to receive any dividend or distribution declared to be payable on any shares of the Corporation; or to vote upon any matter to be submitted to the vote of any stockholders of the Corporation; or to be present or to be represented by proxy at any meeting of the stockholders of the Corporation, which record date in the case of a meeting of the stockholders shall be not more than sixty nor less than ten days before the date set for such meeting; and only stockholders of record as of the record date shall be entitled to receive such dividend or distribution, or to vote on such matter, or to be present or represented by proxy at such meeting.

ARTICLE IV

Meetings of Stockholders

SECTION 1. Meetings of Stockholders. An annual meeting of the stockholders of the Corporation shall be held each year, at which Directors shall be elected to serve for the ensuing year and until their successors are elected. The time and place of any annual meeting of stockholders shall be determined by the Board in accordance with law.

Special meetings of the stockholders for any purpose or purposes, unless prohibited by law, may be called by the Board or the Chairman of the Board. The Chairman of the Board or the Secretary shall call a special meeting whenever requested in writing to do so by at least one third of the members of the Board or stockholders owning 15 percent of the shares of Common Stock of the Corporation then outstanding and entitled to vote at such meeting.

Written requests by stockholders must be signed by each stockholder, or a duly authorized agent, requesting the special meeting and state (i) the specific purpose of the meeting and the matters proposed to be acted on at the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of the stockholders requesting the meeting; (ii) the name and address of each such stockholder; (iii) the number of shares of the Corporation's Common Stock owned of record or beneficially by each such stockholder. Stockholders may revoke their requests for a special meeting at any time by written revocation delivered to the Secretary. A special meeting requested by stockholders shall be held at such date, time and place as may be fixed by the Board. However, a special meeting shall not be held if either (i) the Board has called or calls for an annual meeting of stockholders and the purpose of such annual meeting includes the purpose specified in the request, or (ii) an annual or special meeting was held not more than 12 months before the request to call the special meeting was received which included the purpose specified in the request. Business transacted at a special meeting requested by stockholders shall be limited to the purposes stated in the request for such special meeting, unless the Board submits additional matters to stockholders at any such special meeting.

SECTION 2. Conduct of Meetings. The Chairman of the Board, or such other officer as may preside at any meeting of the stockholders, shall have authority to establish, from time to time, such rules for the conduct of such meeting, and to take such action, as may in his judgment be necessary or proper for the conduct of the meeting and in the best interests of the Corporation and the stockholders in attendance in person or by proxy.

SECTION 3. Quorum for Action by Stockholders; Elections. At all elections or votes had for any purpose, there must be a majority of the outstanding shares of Common Stock represented. All elections for Directors shall be held by written ballot. A nominee for Director shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election, excluding abstentions; provided, however, that Directors shall be elected by a plurality of the votes cast at any meeting of the stockholders for which the number of nominees exceeds the number of Directors to be elected. Any Director nominated for reelection who receives a greater number of votes “against” his or her election than votes “for” such election shall submit his or her offer of resignation to the Board. The Board Nominating and Governance Committee shall consider all of the relevant facts and circumstances, including the Director’s qualifications, the Director’s past and expected future contributions to the Corporation, the overall composition of the Board and whether accepting the tendered resignation would cause the Corporation to fail to meet any applicable rule or regulation (including NYSE listing requirements and federal securities laws) and recommend to the Board the action to be taken with respect to such offer of resignation. Except as may otherwise be required by law, the Restated Certificate of Incorporation or these By-Laws, all other matters shall be decided by a majority of the votes cast affirmatively or negatively.

SECTION 4. Proxies. To the extent permitted by law, any stockholder of record may appoint a person or persons to act as the stockholder’s proxy or proxies at any stockholder meeting for the purpose of representing and voting the stockholder’s shares. The stockholder may make this appointment by any means the General Corporation Law of the State of Delaware specifically authorizes, and by any other means the Secretary of the Corporation may permit. Prior to any vote, and subject to any contract rights of the proxy holder, the stockholder may revoke the proxy appointment either directly or by the creation of a new appointment, which will automatically revoke the former one. The Inspector of Elections appointed for the meeting may establish requirements concerning such proxy appointments or revocations that the Inspector considers necessary or appropriate to assure the integrity of the vote and to comply with law.

SECTION 5. Adjournments. Any meeting of the stockholders (whether annual or special and whether or not a quorum shall have been present), may be adjourned from time to time and from place to place by vote of a majority of the shares of Common Stock represented at such meeting, without notice other than announcement at such meeting of the time and place at which the meeting is to be resumed--such adjournment and the reasons therefore being recorded in the journal of proceedings of the meeting; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any meeting so resumed after such adjournment, provided a majority of the outstanding shares of Common Stock shall then be represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

ARTICLE V

Corporate Seal

The seal of the Corporation shall have inscribed thereon the name of the Corporation and the words "Incorporated Jan. 27, 1926 Delaware."

ARTICLE VI

Change in Control Benefit Protection

SECTION 1. As used in this Article VI, the following terms shall have the meanings here indicated:

“Beneficial Ownership,” when attributed to a Person with respect to a security, means that the Person is deemed to be a beneficial owner of such security pursuant to Rule 13d-3 promulgated under the Exchange Act.

“Benefit Plan” means any pension, retirement, profit-sharing, employee stock ownership, 401(k), excess benefit, supplemental retirement, bonus, incentive, salary deferral, stock option, performance unit, restricted stock, tax gross-up, life insurance, dependent life insurance, accident insurance, health coverage, short-term disability, long-term disability, severance, welfare or similar plan or program (or any trust, insurance arrangement or any other fund forming a part or securing the benefits thereof) maintained prior to a Change in Control by the Corporation or a Subsidiary for the benefit of directors, officers, employees or former employees, and shall include any successor to any such plan or program; provided, however, that “Benefit Plan” shall include only those plans and programs which have been designated by the Corporation as a constituent part of the Change in Control benefit protection program.

“Board” means the Board of Directors of the Corporation.

“Change in Control” means the occurrence of any of the following:

(A)
A Person other than the Corporation, a Subsidiary, a Benefit Plan or, pursuant to a Non-Control Merger, a Parent Corporation, acquires Common Stock or other Voting Securities (other than directly from the Corporation) and, immediately after the acquisition, the Person has Beneficial Ownership of twenty percent (20%) or more of the Corporation’s Common Stock or Voting Securities;

(B)
The Incumbent Directors cease to constitute a majority of the Board or, if there is a Parent Corporation, the board of directors of the Ultimate Parent, unless such event results from the death or disability of an Incumbent Director and, within 30 days of such event, the Incumbent Directors constitute a majority of such board; or

(C)
There is consummated a Merger (other than a Non-Control Merger), a complete liquidation or dissolution of the Corporation, or the sale or other disposition of all or substantially all of the assets of the Corporation (other than to a Subsidiary or as a distribution of a Subsidiary to the stockholders of the Corporation).

“Common Stock” means the Common Stock of the Corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Incumbent Directors” means the Directors of the Corporation as of March 29, 2000 and any Director of the Corporation or, if there is a Parent Corporation, any Director of the Ultimate Parent, elected after such date, provided that (A) the election, or nomination for election by the stockholders of the Corporation, of such new Director was approved by a vote of at least two-thirds of the Persons then constituting the Incumbent Directors, (B) any Director who assumes office as a result of a Merger after March 29, 2000 shall not be deemed an Incumbent Director until the Director has been in office for at least three years, and (C) no Director who assumes office as a result of a Proxy Contest shall be considered an Incumbent Director.

“Merger” means a merger, consolidation or reorganization or similar business combination of the Corporation with or into another Person or in which securities of the Corporation are issued.

“Non-Control Merger” means a Merger if immediately following the Merger (A) the stockholders of the Corporation immediately before the Merger own directly or indirectly at least fifty-five percent (55%) of the outstanding common stock and the combined voting power of the outstanding voting securities of the Surviving Corporation (if there is no Parent Corporation) or of the Ultimate Parent, if there is a Parent Corporation, and (B) no Person other than a Benefit Plan owns twenty percent (20%) or more of the combined voting power of the outstanding voting securities of the Ultimate Parent, if there is a Parent Corporation, or of the Surviving Corporation, if there is no Parent Corporation.

“Parent Corporation” means a corporation with Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the Surviving Corporation’s outstanding voting securities immediately following a Merger.

“Person” means a person as such term is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act.

“Proxy Contest” means any actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board, including, without limitation, any solicitation with respect to the election or removal of Directors of the Corporation, and any agreement intended to avoid or settle the results of any such actual or threatened solicitation.

“Subsidiary” means any corporation or other Person (other than a human being) of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Corporation.

“Surviving Corporation” means the corporation resulting from a Merger.

“Ultimate Parent” means, if there is a Parent Corporation, the Person with Beneficial Ownership of more than fifty percent (50%) of the Surviving Corporation and of any other Parent Corporation.

“Voting Securities” means the outstanding Common Stock and other voting securities, if any, of the Corporation entitled to vote for the election of Directors of the Corporation.

SECTION 2. The Corporation and one or more of its Subsidiaries may, from time to time, maintain Benefit Plans providing for payments or other benefits or protections conditioned partly or solely on the occurrence of a Change in Control. The Corporation shall cause any Surviving Corporation (or any other successor to the business and assets of the Corporation) to assume any such obligations of such Benefit Plans and make effective provision therefore, and such Benefit Plans shall not be amended except in accordance with their terms.

SECTION 3. No amendment or repeal of this Article VI shall be effective if adopted within six months before or at any time after the public announcement of an event or proposed transaction which would constitute a Change in Control (as such term is defined prior to such amendment); provided, however, that an amendment or repeal of this Article VI may be effected, even if adopted after such a public announcement, if (a) the amendment or repeal has been adopted after any plans have been abandoned to cause the event or effect the transaction which, if effected, would have constituted the Change in Control, and the event which would have constituted the Change in Control has not occurred, and (b) within a period of six months after such adoption, no other event constituting a Change in Control shall have occurred, and no public announcement of a proposed transaction which would constitute a Change in Control shall have been made, unless thereafter any plans to effect the Change in Control have been abandoned and the event which would have constituted the Change in Control has not occurred. In serving and continuing to serve the Corporation, an employee is entitled to rely and shall be presumed to have relied on the provisions of this Article VI, which shall be enforceable as contract rights and inure to the benefit of the heirs, executors and administrators of the employee, and no repeal or modification of this Article VI shall adversely affect any right existing at the time of such repeal or modification.

ARTICLE VII

Forum for Adjudication of Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII.
ARTICLE VIII

Indemnification

To the fullest extent of the Corporation Law, without limiting the rights of any Corporate Servant under the Restated Certificate of Incorporation of Chevron Corporation or otherwise, the Corporation shall indemnify any Corporate Servant who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that the person is or was a Corporate Servant against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Corporate Servant. The Corporation shall pay expenses (including attorney’s fees) incurred by any Corporate Servant in defending any such Proceeding in advance of the final disposition of the Proceeding, provided, however, that an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the Corporate Servant, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Corporate Servant is not entitled to be indemnified for such expenses under this Section or otherwise. Any right to indemnification or advancement arising hereunder shall not be eliminated or impaired by amendment of these By-Laws after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement is sought. The terms “Corporate Servant,” “Corporation Law,” and “Proceeding” as used in this Section shall have the meaning provided in the definitions of those terms in Article VIII of the Restated Certificate of Incorporation. Notwithstanding the foregoing, except with respect to proceedings to enforce rights to indemnification, this Article VIII shall not apply in connection with a proceeding (or part thereof) initiated by a Corporate Servant unless such proceeding (or part thereof) was authorized by the Board of Directors.

ARTICLE IX

Amendments

Any of these By-Laws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock at any annual or special meeting of the stockholders, if notice of the proposed alteration, amendment or repeal be contained in the notice of the meeting; or any of these By-Laws may be altered, amended or repealed by resolution of the Board approved by at least a majority of the Directors then in office. Notwithstanding the preceding sentence, any amendment or repeal of Article VI of the By-Laws shall be made only in accordance with the terms of said Article VI, and the authority of the Directors to amend the By-Laws is accordingly hereby limited.